Exhibit 99.1

Ladder Capital Corp Reports Second Quarter 2018 Results

Financial Highlights

GAAP disclosures for the second quarter:

  GAAP income before taxes of $44.1 million and diluted EPS of $0.40
    Up from $37.7 million and $0.26 in the second quarter of 2017
  After-tax GAAP return on average equity of 11.7%
    Up from 8.1% in the second quarter of 2017
  GAAP book value per share of $13.43 at June 30, 2018
    Up from $13.19 at December 31, 2017 and $13.37 at March 31, 2018

Core (non-GAAP) disclosures for the second quarter:

  Core earnings of $50.4 million and Core EPS of $0.45
    Compared to core earnings of $51.2 million and core EPS of $0.42 in the second quarter of 2017
  After-tax core return on average equity of 13.3%
    Up from 12.6% in the second quarter of 2017
  Undepreciated book value per share of $14.97 at June 30, 2018
    Up from $14.60 at December 31, 2017 and $14.82 at March 31, 2018

Operating and financing statistics for the second quarter:

  Increased our quarterly dividend by $0.01 per share, marking the fourth dividend increase in just over three years, by declaring a second quarter dividend of $0.325/share of Class A common stock paid on July 2, 2018
  Originated a total of $711.9 million of commercial mortgage loans, including $479.8 million of mortgage loans held for investment and $232.1 million of mortgage loans held for sale
  Made $89.7 million of new real estate equity investments, and received $3.7 million of proceeds from sales of real estate
  Contributed $400.8 million of loans to 3 securitization transactions in the second quarter

NEW YORK--(BUSINESS WIRE)--July 31, 2018--Ladder Capital Corp (NYSE:LADR) (“we,” “Ladder,” or the “Company”) today announced operating results for the quarter ended June 30, 2018. GAAP income before taxes for the three and six months ended June 30, 2018 was $44.1 million and $115.8 million, respectively compared to $37.7 million and $55.9 million for the three and six months ended June 30, 2017, respectively. The favorable year over year quarterly earnings variance reflects higher net interest income, higher net rental income, and the favorable impact of rising interest rates on interest rate hedges offset by lower gains on loan securitizations. The Diluted EPS for the three and six months ended June 30, 2018 was $0.40 and $0.93, respectively, compared to $0.26 and $0.45 for the three and six months ended June 30, 2017, respectively. After-tax GAAP return on average equity was 11.7% in the second quarter of 2018.

Core earnings, a non-GAAP financial measure, was $50.4 million for the second quarter of 2018, compared to $51.2 million earned in the second quarter of 2017. We achieved nearly the same quarterly earnings as the second quarter 2017 due to growth in recurring income that offset lower income from sales of loans. For the six months ended June 30, 2018, core earnings was $114.2 million compared to $82.7 million for the comparable period in 2017. The results of the six months ended June 30, 2018 surpassed the comparable period in the prior year due to higher net interest income on our portfolio of loans and higher net rental income on our real estate investments, as well as higher gains on sales of real estate than in the prior year. Core EPS, a non-GAAP financial measure, was $0.45 for the second quarter of 2018 and $1.00 for the six months ended June 30, 2018, compared to $0.42 and $0.73 for the three and six months ended June 30, 2017, respectively. We believe core earnings and core EPS are useful in evaluating our earnings from operations across reporting periods as discussed in the Non-GAAP Financial Measures section of this earnings release.

Portfolio Overview

The following table summarizes the book value of our investment portfolio as of the dates indicated below ($ in thousands):

	June 30, 2018		December 31, 2017
Loans
Balance sheet loans:
Balance sheet first mortgage loans	$3,606,248	56.3%	$3,123,268	51.9%
Other commercial real estate-related loans	157,924	2.5%	159,194	2.6%
Provision for loan losses	(7,300)	(0.1)%	(4,000)	(0.1)%
Total balance sheet loans	3,756,872	58.7%	3,278,462	54.4%
Conduit first mortgage loans	107,744	1.7%	230,180	3.8%
Total loans	3,864,616	60.4%	3,508,642	58.2%
Securities
CMBS investments	1,068,843	16.7%	1,066,570	17.7%
U.S. Agency Securities investments	37,515	0.6%	39,947	0.7%
Total securities	1,106,358	17.3%	1,106,517	18.4%
Real Estate
Real estate and related lease intangibles, net	1,060,243	16.6%	1,032,041	17.1%
Total real estate	1,060,243	16.6%	1,032,041	17.1%
Other Investments
Investments in unconsolidated joint ventures	35,302	0.6%	35,441	0.6%
FHLB stock	77,915	1.2%	77,915	1.3%
Total other investments	113,217	1.8%	113,356	1.9%
Total investments	6,144,434	96.1%	5,760,556	95.6%
Cash, cash equivalents and restricted cash	94,739	1.5%	182,683	3.0%
Other assets	150,241	2.4%	82,376	1.4%
Total assets	$6,389,414	100.0%	$6,025,615	100.0%

Note: CMBS investments and U.S. Agency Securities are carried at fair value.

Liquidity and Capital Resources

The following table summarizes our debt obligations as of the following dates ($ in thousands):

	June 30, 2018	December 31, 2017

Committed loan repurchase facilities	$599,653	$398,653
Committed securities repurchase facility	99,889	—
Uncommitted securities repurchase facilities	120,421	74,757
Total repurchase facilities	819,963	473,410
Revolving credit facility	—	—
Mortgage loan financing(1)	770,880	692,696
CLO debt(2)	685,416	688,479
Participation financing - mortgage loan receivable	2,647	3,107
Borrowings from the FHLB	1,270,000	1,370,000
Senior unsecured notes(3)	1,153,543	1,152,134
Total debt obligations	$4,702,449	$4,379,826
(1)	Presented net of unamortized debt issuance costs of $1.0 million as of June 30, 2018.
(2)	Presented net of unamortized debt issuance costs of $4.5 million and $6.0 million as of June 30, 2018 and December 31, 2017, respectively.
(3)	Presented net of unamortized debt issuance costs of $12.7 million and $14.1 million at June 30, 2018 and December 31, 2017, respectively.

Conference Call and Webcast

We will host a conference call on Tuesday, July 31, 2018 at 5:00 p.m. Eastern Time to discuss second quarter 2018 results. The conference call can be accessed by dialing (877) 407-4018 domestic or (201) 689-8471 international. Individuals who dial in will be asked to identify themselves and their affiliations. For those unable to participate, an audio replay will be available from 8:00 p.m. Eastern Time on Tuesday, July 31, 2018 through midnight Tuesday, August 14, 2018. To access the replay, please call (844) 512-2921 domestic or (412) 317-6671 international, access code 13681400. The conference call will also be webcast though a link on Ladder Capital Corp’s Investor Relations website at ir.laddercapital.com/event. A web-based archive of the conference call will also be available at the above website.

Ladder Capital Corp Consolidated Balance Sheets (Dollars in Thousands)
	June 30, 2018(1)	December 31, 2017(1)
	(Unaudited)
Assets
Cash and cash equivalents	$51,918	$76,674
Restricted cash	42,821	106,009
Mortgage loan receivables held for investment, net, at amortized cost:
Mortgage loans held by consolidated subsidiaries	3,764,172	3,282,462
Provision for loan losses	(7,300)	(4,000)
Mortgage loan receivables held for sale	107,744	230,180
Real estate securities	1,106,358	1,106,517
Real estate and related lease intangibles, net	1,060,243	1,032,041
Investments in unconsolidated joint ventures	35,302	35,441
FHLB stock	77,915	77,915
Derivative instruments	660	888
Accrued interest receivable	27,632	25,875
Other assets	121,949	55,613
Total assets	$6,389,414	$6,025,615
Liabilities and Equity
Liabilities
Debt obligations, net:
Secured and unsecured debt obligations	$4,702,449	$4,379,826
Due to brokers	44,800	14
Derivative instruments	—	2,606
Amount payable pursuant to tax receivable agreement	1,570	1,656
Dividends payable	1,582	30,528
Accrued expenses	60,294	59,619
Other liabilities	66,257	63,220
Total liabilities	4,876,952	4,537,469
Commitments and contingencies	—	—
Equity
Class A common stock, par value $0.001 per share, 600,000,000 shares authorized; 100,637,615 and 96,258,847 shares issued and 97,937,793 and 93,641,260 shares outstanding	99	94
Class B common stock, par value $0.001 per share, 100,000,000 shares authorized; 13,317,419 and 17,667,251 shares issued and outstanding	13	18
Additional paid-in capital	1,370,092	1,306,136
Treasury stock, 2,699,822 and 2,617,587 shares, at cost	(32,793)	(31,956)
Dividends in Excess of Earnings	(12,106)	(39,112)
Accumulated other comprehensive income (loss)	(9,855)	(212)
Total shareholders’ equity	1,315,450	1,234,968
Noncontrolling interest in operating partnership	185,158	240,861
Noncontrolling interest in consolidated joint ventures	11,854	12,317
Total equity	1,512,462	1,488,146

Total liabilities and equity	$6,389,414	$6,025,615
____________________
(1)	Includes amounts relating to consolidated variable interest entities.

Ladder Capital Corp Consolidated Statements of Income (Dollars in Thousands, Except Per Share and Dividend Data) (Unaudited)
	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017

Net interest income
Interest income	$85,230	$65,970	$163,437	$123,482
Interest expense	48,417	35,661	93,130	67,076
Net interest income	36,813	30,309	70,307	56,406
Provision for loan losses	300	—	3,300	—
Net interest income after provision for loan losses	36,513	30,309	67,007	56,406

Other income
Operating lease income	24,258	22,187	48,818	41,816
Tenant recoveries	1,913	1,159	5,492	2,739
Sale of loans, net	6,144	25,904	11,032	24,905
Realized gain (loss) on securities	(1,243)	7,132	(2,342)	12,494
Unrealized gain (loss) on Agency interest-only securities	110	299	313	457
Realized gain on sale of real estate, net	1,628	2,232	32,637	4,563
Fee and other income	6,477	4,574	12,728	9,039
Net result from derivative transactions	7,081	(16,022)	22,040	(18,003)
Earnings (loss) from investment in unconsolidated joint ventures	13	10	65	(63)
Gain (loss) on extinguishment of debt	—	—	(69)	(54)
Total other income	46,381	47,475	130,714	77,893
Costs and expenses
Salaries and employee benefits	13,866	14,489	30,962	30,531
Operating expenses	5,597	5,829	11,144	11,308
Real estate operating expenses	7,836	8,056	16,654	15,510
Fee expense	799	1,621	1,641	2,314
Depreciation and amortization	10,656	10,125	21,479	18,717
Total costs and expenses	38,754	40,120	81,880	78,380
Income (loss) before taxes	44,140	37,664	115,841	55,919
Income tax expense (benefit)	573	6,606	4,476	5,231
Net income (loss)	43,567	31,058	111,365	50,688
Net (income) loss attributable to noncontrolling interest in consolidated joint ventures	133	(77)	(8,289)	(398)
Net (income) loss attributable to noncontrolling interest in operating partnership	(5,294)	(8,868)	(13,795)	(14,706)
Net income (loss) attributable to Class A common shareholders	$38,406	$22,113	$89,281	$35,584

Earnings per share:
Basic	$0.40	$0.28	$0.93	$0.47
Diluted	$0.40	$0.26	$0.93	$0.45

Weighted average shares outstanding:
Basic	96,810,266	80,108,431	96,003,151	76,510,201
Diluted(1)	97,165,899	110,055,308	96,276,824	109,693,706

Dividends per share of Class A common stock:	$0.325	$0.300	$0.640	$0.600
(1)	For the three and six months ended June 30, 2018, shares issuable relating to converted Class B common shareholders are excluded from the calculation of diluted EPS as the inclusion of such potential common shares in the calculation would be anti-dilutive.

Non-GAAP Financial Measures

We present core earnings, core EPS, and after-tax core return on average equity (“after-tax core ROAE”), which are non-GAAP financial measures, as supplemental measures of our performance. We believe core earnings, core EPS and after-tax core ROAE assist investors in comparing our performance across reporting periods on a more relevant and consistent basis by excluding certain non-cash expenses and unrecognized results as well as eliminating timing differences related to securitization gains and changes in the values of assets and derivatives. In addition, we use core earnings, core EPS and after-tax core ROAE: (i) to evaluate our earnings from operations and (ii) because management believes that they may be useful performance measures for us. Core earnings is also used as a factor in determining the annual incentive compensation of our senior managers and other employees.

We consider the Class A common shareholders of the Company and limited partners of Ladder Capital Finance Holdings LLLP other than Ladder Capital Corp (“Continuing LCFH Limited Partners”) to have fundamentally equivalent interests in our pre-tax earnings and net income. Accordingly, for purposes of computing core earnings, core EPS and after-tax core ROAE, we start with pre-tax earnings or net income and adjust for other noncontrolling interest in consolidated joint ventures but we do not adjust for amounts attributable to noncontrolling interest held by Continuing LCFH Limited Partners. Similarly, when calculating undepreciated book value per share we include total shareholders’ equity and the noncontrolling interest held by Continuing LCFH Limited Partners, but exclude noncontrolling interest in consolidated joint ventures.

Core earnings

We define core earnings as income before taxes adjusted for (i) real estate depreciation and amortization, (ii) the impact of derivative gains and losses related to the hedging of assets on our balance sheet as of the end of the specified accounting period, (iii) unrealized gains/(losses) related to our investments in Agency interest-only securities and passive interest in unconsolidated joint ventures, (iv) economic gains on securitization transactions not recognized under GAAP accounting for which risk has substantially transferred during the period and the exclusion of resultant GAAP recognition of the related economics during the subsequent periods, (v) non-cash stock-based compensation and (vi) certain one-time transactional items.

For core earnings, we include adjustments for economic gains on securitization transactions not recognized under GAAP accounting for which risk has substantially transferred during the period and exclusion of resultant GAAP recognition of the related economics during the subsequent periods. This adjustment is reflected in core earnings when there is a true risk transfer on the mortgage loan transfer and settlement. Historically, this has represented the impact of economic gains on (discounts) on intercompany loans secured by our own real estate which we had not previously recognized because such gains were eliminated in consolidation. Conversely, if the economic risk was not substantially transferred, no adjustments to net income would be made relating to those transactions for core earnings purposes. Management believes recognizing these amounts for core earnings purposes in the period of transfer of economic risk is a reasonable supplemental measure of our performance.

We do not designate derivatives as hedges to qualify for hedge accounting and therefore any net payments under, or fluctuations in the fair value of, our derivatives are recognized currently in our income statement. However, fluctuations in the fair value of the related assets are not included in our income statement. We consider the gain or loss on our hedging positions related to assets that we still own as of the reporting date to be “open hedging positions.” While recognized for GAAP purposes, we exclude the results on the hedges from core earnings until the related asset is sold and the hedge position is considered “closed,” whereupon they would then be included in core earnings in that period. These are reflected as “adjustments for unrecognized derivative results” for purposes of computing core earnings for the period. We believe that excluding these specifically identified gains and losses associated with the open hedging positions adjusts for timing differences between when we recognize changes in the fair values of our assets and changes in the fair value of the derivatives used to hedge such assets.

Our investments in Agency interest-only securities are recorded at fair value with changes in fair value recorded in current period earnings. We believe that excluding these specifically identified gains and losses associated with the Agency interest-only securities adjusts for timing differences between when we recognize changes in the fair values of our assets. Set forth below is an unaudited reconciliation of net income to after-tax core earnings ($ in thousands):

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017

Net income (loss)	$43,567	$31,058	$111,365	$50,688
Income tax expense (benefit)	573	6,606	4,476	5,231
Income (loss) before taxes	44,140	37,664	115,841	55,919
Net (income) loss attributable to noncontrolling interest in consolidated joint ventures and operating partnership (GAAP) (1)	126	(85)	(8,305)	(414)
Our share of real estate depreciation, amortization and gain adjustments (2)	8,777	9,503	14,835	17,298
Adjustments for unrecognized derivative results (3)	(4,596)	(258)	(12,706)	(2,191)
Unrealized (gain) loss on Agency IO securities	(110)	(299)	(313)	(457)
Adjustment for economic gain on securitization transactions not recognized under GAAP for which risk has been substantially transferred, net of reversal/amortization	(246)	3,518	(538)	3,292
Non-cash stock-based compensation	2,341	1,146	5,424	9,295
Core earnings	50,432	51,189	114,238	82,742
Core estimated corporate tax benefit (expense) (4)	(645)	(4,809)	(4,097)	(2,676)
After-tax core earnings	$49,787	$46,380	$110,141	$80,066

(1)	Includes $7 thousand and $8 thousand of net income attributable to noncontrolling interest in consolidated joint ventures which are included in net (income) loss attributable to noncontrolling interest in operating partnership on the consolidated statements of income for the three months ended June 30, 2018 and 2017, respectively. Includes $16 thousand and $15 thousand of net income attributable to noncontrolling interest in consolidated joint ventures which are included in net (income) loss attributable to noncontrolling interest in operating partnership on the consolidated statements of income for the six months ended June 30, 2018 and 2017, respectively.

(2)	The following is a reconciliation of GAAP depreciation and amortization to our share of real estate depreciation, amortization and gain adjustments presented in the computation of core earnings in the preceding table ($ in thousands):

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017

Total GAAP depreciation and amortization	$10,656	$10,125	$21,479	$18,717
Less: Depreciation and amortization related to non-rental property fixed assets	(19)	(23)	(37)	(47)
Less: Non-controlling interest in consolidated joint ventures’ share of accumulated depreciation and amortization and unrecognized passive interest in unconsolidated joint ventures	(1,012)	(122)	(1,371)	(496)
Our share of real estate depreciation and amortization	9,625	9,980	20,071	18,174

Realized gain from accumulated depreciation and amortization on real estate sold (see below)	(292)	(480)	(5,486)	(882)
Less: Non-controlling interest in consolidated joint ventures’ share of accumulated depreciation and amortization on real estate sold	2	3	1,190	6
Our share of accumulated depreciation and amortization on real estate sold	(290)	(477)	(4,296)	(876)

Less: Operating lease income on above/below market lease intangible amortization	(558)	—	(940)	—

Our share of real estate depreciation, amortization and gain adjustments	$8,777	$9,503	$14,835	$17,298

GAAP gains/losses on sales of real estate include the effects of previously recognized real estate depreciation and amortization. For purposes of core earnings, our share of real estate depreciation and amortization is eliminated and, accordingly, the resultant gain/losses also must be adjusted. Following is a reconciliation of the related consolidated GAAP amounts to the amounts reflected in core earnings:

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017

GAAP realized gain on sale of real estate, net	$1,628	$2,232	$32,637	$4,563
Adjusted gain/loss on sale of real estate for purposes of core earnings	(1,338)	(1,755)	(28,341)	(3,687)
Our share of accumulated depreciation and amortization on real estate sold	$290	$477	$4,296	$876

(3)	The following is a reconciliation of GAAP net results from derivative transactions to our unrecognized derivative result presented in the computation of core earnings in the preceding table ($ in thousands):

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017

Net results from derivative transactions	$7,081	$(16,022)	$22,040	$(18,003)
Hedging interest expense	1,535	5,395	4,424	9,123
Hedging realized result	(4,020)	10,885	(13,758)	11,071
Adjustments for unrecognized derivative results	$4,596	$258	$12,706	$2,191

(4)	Core estimated corporate tax benefit (expense) based on effective tax rate applied to core earnings generated by the activity within our taxable REIT subsidiary.

Core EPS

Core EPS is defined as after-tax core earnings divided by the adjusted weighted average diluted shares outstanding during the period. The adjusted weighted average diluted shares outstanding is defined as the GAAP weighted average diluted shares outstanding, adjusted for shares issuable upon conversion of all Class B shares, if excluded from the GAAP measure because they would have an anti-dilutive effect. The inclusion of shares issuable upon conversion of Class B shares is consistent with the inclusion of income attributable to noncontrolling interest in operating partnership in core earnings and after-tax core earnings.

Set forth below is an unaudited reconciliation of weighted average diluted shares outstanding to adjusted weighted average diluted shares outstanding (in thousands):

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017

Weighted average diluted shares outstanding	97,166	110,055	96,277	109,694
Weighted average shares issuable to converted Class B shareholders	13,317	—	14,105	—
Adjusted weighted average diluted shares outstanding	110,483	110,055	110,382	109,694

Set forth below is an unaudited computation of core EPS ($ in thousands, except per share data):

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017

After-tax core earnings	$49,787	$46,380	$110,141	$80,066
Adjusted weighted average diluted shares outstanding	110,483	110,055	110,382	109,694
Core EPS	$0.45	$0.42	$1.00	$0.73

After-tax core ROAE

After-tax core ROAE is presented on an annualized basis and is defined as after-tax core earnings divided by the average total shareholders’ equity and noncontrolling interest in operating partnership during the period. The inclusion of noncontrolling interest in operating partnership is consistent with the inclusion of income attributable to noncontrolling interest in operating partnership in after-tax core earnings. Set forth below is an unaudited computation of after-tax core ROAE ($ in thousands):

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017

After-tax core earnings	$49,787	$46,380	$110,141	$80,066
Average shareholders’ equity and NCI in operating partnership	1,497,124	1,475,054	1,490,929	1,482,704
After-tax core ROAE	13.3%	12.6%	14.8%	10.8%

Income from sales of securitized loans, net of hedging

We present income from sales of securitized loans, net of hedging, a non-GAAP financial measure, as a supplemental measure of the performance of our loan securitization business. Since our loans sold into securitizations to date are comprised of long-term fixed-rate loans, the result of hedging those exposures prior to securitization represents a substantial portion of our securitization profitability. Therefore, we view these two components of our profitability together when assessing the performance of this business activity and find it a meaningful measure of our performance as a whole. When evaluating the performance of our sale of loans into securitization business, we generally consider the income from sales of securitized loans, net, in conjunction with other income statement items that are directly related to such securitization transactions, including portions of the realized net result from derivative transactions that are specifically related to hedges on the securitized or sold loans, which we reflect as hedge gain/(loss) related to loans securitized, a non-GAAP financial measure, in the table below.

Set forth below is an unaudited reconciliation of income from sale of securitized loans, net to income from sale of loans, net as reported in our consolidated financial statements and an unaudited reconciliation of hedge gain/(loss) relating to loans securitized to net results from derivative transactions as reported in our consolidated financial statements ($ in thousands except for number of loans and securitizations):

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017

Number of loans	39	57	67	57
Face amount of loans sold into securitizations	$400,789	$625,653	$837,336	$625,653
Number of securitizations	3	1	5	1

Income from sales of securitized loans, net (1)	$6,144	$26,063	$11,495	$26,063
Hedge gain/(loss) related to loans securitized (2)	2,309	(9,068)	8,876	(9,068)
Income from sales of securitized loans, net of hedging	8,453	16,995	20,371	16,995
Adjustment for economic gain on securitization transactions not recognized under GAAP for which risk has been substantially transferred	5	3,746	(32)	3,746
Core gain on sale of securitized loans	$8,458	$20,741	$20,339	$20,741
____________________
(1)	The following is a reconciliation of income (loss) from sale of loans, net, which is the closest GAAP measure, as reported in our consolidated financial statements included herein to the non-GAAP financial measure of income from sales of securitized loans, net ($ in thousands):

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017

Income from sales of loans, net	$6,144	$25,904	$11,032	$24,905
Realized losses on loans related to lower of cost or market adjustments	—	—	463	999
(Income) loss from sale of loans (non-securitized), net	—	159	—	159
Income from sales of securitized loans, net	$6,144	$26,063	$11,495	$26,063

(2)	The following is a reconciliation of net results from derivative transactions, which is the closest GAAP measure, as reported in our consolidated financial statements included herein to the non-GAAP financial measure of hedge gain/(loss) related to loans securitized ($ in thousands):

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017

Net results from derivative transactions	$7,081	$(16,022)	$22,040	$(18,003)
Hedge gain/(loss) related to lending and securities positions	(4,772)	6,954	(13,164)	10,084
Hedge gain/(loss) related to loans (non-securitized)	—	—	—	(1,149)
Hedge gain/(loss) related to loans securitized	$2,309	$(9,068)	$8,876	$(9,068)

Undepreciated book value per share

We present undepreciated book value per share, which is a non-GAAP financial measure, as a supplemental measure of our financial condition. We believe undepreciated book value per share assists investors in comparing our financial condition across reporting periods on a consistent basis by excluding accumulated depreciation on real estate, which implicitly assumes that the value of our real estate diminishes in value predictably over time, whereas real estate values have historically risen or fallen with market conditions.

We consider the Class A common shareholders of the Company and Continuing LCFH Limited Partners to have fundamentally equivalent interests in our pre-tax earnings and net income. Accordingly, when calculating undepreciated book value per share we include total shareholders’ equity and the noncontrolling interest held by Continuing LCFH Limited Partners but exclude noncontrolling interest in consolidated joint ventures.

We define undepreciated book value per share as the sum of total shareholders’ equity, noncontrolling interest in operating partnership, and our share of accumulated real estate depreciation and amortization, divided by the total Class A and Class B shares outstanding. Set forth below is an unaudited reconciliation of total shareholders’ equity to undepreciated book value, and an unaudited computation of undepreciated book value per share ($ in thousands except per share data):

	June 30, 2018	December 31, 2017

Total shareholders’ equity	$1,315,450	$1,234,968
Noncontrolling interest in operating partnership	185,158	240,861
Our share of accumulated real estate depreciation and amortization (1)	165,121	149,494
Undepreciated book value	1,665,729	1,625,323

Class A shares outstanding	97,938	93,641
Class B shares outstanding	13,317	17,667
Total shares outstanding	111,255	111,308

GAAP book value per share (Class A only)	$13.43	$13.19
Undepreciated book value per share	$14.97	$14.60
(1)	The following is a reconciliation of GAAP accumulated real estate depreciation and amortization to our share of accumulated real estate depreciation and amortization presented in the computation of undepreciated book value per share in the preceding table ($ in thousands):

	June 30, 2018	December 31, 2017

GAAP accumulated real estate depreciation and amortization	$176,375	$161,063
Less: Noncontrolling interest in consolidated joint ventures’ share of accumulated real estate depreciation and amortization	(11,254)	(11,569)
Our share of accumulated real estate depreciation and amortization	$165,121	$149,494

Core gain on sale of loans

We present core gain on sale of loans, which is a non-GAAP financial measure, as a supplemental measure of our performance. We define core gain on sale of loans as income from sales of loans, and the economic gains on the transfer of loans not considered sold for accounting purposes, net of the realized hedging result related to the hedging of loans sold or transferred. We believe core gain on sale of loans assists investors in comparing our performance across reporting periods on a consistent basis by eliminating timing differences related to changes in values of assets and derivatives.

Set forth below is an unaudited reconciliation of GAAP sale of loans, net to core gain on sale of loans ($ in thousands):

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017

GAAP sale of loans, net	$6,144	$25,904	$11,032	$24,905
Adjustment for economic gain on securitization transactions not recognized under GAAP for which risk has been substantially transferred (1)	5	3,746	(32)	3,746
Hedging gain/(loss) related to loans securitized and other loan activity	2,309	(8,699)	9,339	(6,551)
Core gain on sale of loans	$8,458	$20,951	$20,339	$22,100
(1)	For core gain on sale of loans, we include adjustments for economic gains on securitization transactions not recognized for GAAP accounting. Management believes recognizing these amounts for core purposes in the period of economic transfer of risk is a reasonable supplemental measure of our performance.

Core gain on sale of securities

We present core gain on sale of securities, which is a non-GAAP financial measure, as a supplemental measure of our performance. We define core gain on sale of loans as income from sales of securities net of the realized hedging result related to the hedging of securities sold. We believe core gain on sale of securities assists investors in comparing our performance across reporting periods on a consistent basis by eliminating timing differences related to changes in values of assets and derivatives.

Set forth below is an unaudited reconciliation of GAAP realized gain (loss) on securities to core gain on sale of securities ($ in thousands):

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017

GAAP realized gain (loss) on securities	$(1,243)	$7,132	$(2,342)	$12,494
Plus: Other than temporary impairment, net of hedging	16	373	150	373
Hedging realized result - security sales	1,711	(2,186)	4,420	(4,520)
Core gain on sales of securities	$484	$5,319	$2,228	$8,347

Net rental income

We present net rental income, which is a non-GAAP financial measure, as a supplemental measure of our performance. We define net rental income as the total of operating lease income and tenant recoveries, less real estate operating expenses, all of which are disclosed on our consolidated statements of income. We present net rental income as a measure of the recurring income from our real estate investments before non-recurring items such as gains on sale or fee income, which we believe assists investors in analyzing our performance across reporting periods.

Set forth below is an unaudited reconciliation of operating lease income to net rental income ($ in thousands):

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017

Operating lease income	$24,258	$22,187	$48,818	$41,816
Plus: Tenant recoveries	1,913	1,159	5,492	2,739
Less: Real estate operating expenses	(7,836)	(8,056)	(16,654)	(15,510)
Net rental income	$18,335	$15,290	$37,656	$29,045

Adjusted leverage

We present adjusted leverage, which is a non-GAAP financial measure, as a supplemental measure of our performance. We define adjusted leverage as the ratio of (i) debt obligations, net of deferred financing costs, adjusted for non-recourse debt obligations related to securitizations that are consolidated on our GAAP balance sheet to (ii) GAAP total equity. We believe adjusted leverage assists investors in comparing our leverage across reporting periods on a consistent basis by excluding non-recourse debt related to securitized loans.

Set forth below is an unaudited computation of adjusted leverage ($ in thousands):

	June 30, 2018	December 31, 2017

Debt obligations, net	$4,702,449	$4,379,826
Less: CLO Debt(1)	(685,416)	(688,479)
Adjusted debt obligations	4,017,033	3,691,347

Total equity	1,512,462	1,488,146

Adjusted leverage	2.7	2.5
____________________
(1)	We contributed over $888.4 million of balance sheet loans into two CLO securitizations that remain on our balance sheet for accounting purposes but should be excluded from debt obligations for adjusted leverage calculation purposes.

Non-GAAP Measures - Limitations

Our non-GAAP financial measures have limitations as analytical tools. Some of these limitations are:

  core earnings, core EPS and after-tax core ROAE do not reflect the impact of certain cash charges resulting from matters we consider not to be indicative of our ongoing operations and are not necessarily indicative of cash necessary to fund cash needs;
  core EPS and after-tax core ROAE are based on a non-GAAP estimate of our effective tax rate, including the impact of Unincorporated Business Tax and the impact of our election to be taxed as a REIT effective January 1, 2015, assuming the conversion of all shares of Class B common stock into shares of Class A common stock. Our actual tax rate may differ materially from this estimate;
  undepreciated book value per share excludes accumulated real estate depreciation and amortization and may not reflect an accurate measure of the value of our real estate; and
  other companies in our industry may calculate non-GAAP financial measures differently than we do, limiting their usefulness as comparative measures.

Because of these limitations, our non-GAAP financial measures should not be considered in isolation or as a substitute for net income (loss) attributable to shareholders, earnings per share or book value per share, or any other performance measures calculated in accordance with GAAP. Our non-GAAP financial measures should not be considered an alternative to cash flows from operations as a measure of our liquidity. Undepreciated book value per share should not be considered a measure of the value of our assets upon an orderly liquidation of the our company.

In the future, we may incur gains and losses that are the same as or similar to some of the adjustments in this presentation. Our presentation of non-GAAP financial measures should not be construed as an inference that our future results will be unaffected by unusual or non-recurring items.

For additional information about our non-GAAP financial measures, please refer to the disclosures available on our website or in our Quarterly Report on Form 10-Q.

About Ladder

Ladder is an internally-managed real estate investment trust that is a leader in commercial real estate finance. Ladder originates and invests in a diverse portfolio of commercial real estate and real estate-related assets, focusing on senior secured assets. Ladder’s investment activities include: (i) direct origination of commercial real estate first mortgage loans; (ii) investments in investment grade securities secured by first mortgage loans on commercial real estate; and (iii) investments in net leased and other commercial real estate equity. Founded in 2008, Ladder is run by a highly experienced management team with extensive expertise in all aspects of the commercial real estate industry, including origination, credit, underwriting, structuring, capital markets and asset management. Led by Brian Harris, the Company’s Chief Executive Officer, Ladder is headquartered in New York City with a West Coast office in Santa Monica.

Forward-Looking Statements

Certain statements in this release may constitute “forward-looking” statements. These statements are based on management’s current opinions, expectations, beliefs, plans, objectives, assumptions or projections regarding future events or future results. These forward-looking statements are only predictions, not historical fact, and involve certain risks and uncertainties, as well as assumptions. Actual results, levels of activity, performance, achievements and events could differ materially from those stated, anticipated or implied by such forward-looking statements. While Ladder believes that its assumptions are reasonable, it is very difficult to predict the impact of known factors, and, of course, it is impossible to anticipate all factors that could affect actual results. There are a number of risks and uncertainties that could cause actual results to differ materially from forward-looking statements made herein including, most prominently, the risks discussed under the heading “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2017, as well as its consolidated financial statements, related notes, and other financial information appearing therein, and its other filings with the U.S. Securities and Exchange Commission. Such forward-looking statements are made only as of the date of this release. Ladder expressly disclaims any obligation or undertaking to release any updates or revisions to any forward-looking statements contained herein to reflect any change in its expectations with regard thereto or changes in events, conditions, or circumstances on which any such statement is based.

CONTACT:
Investors
Ladder Capital Corp Investor Relations
917-369-3207
investor.relations@laddercapital.com